UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55765 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 7.01.	Regulation FD Disclosure.

Attached to this Current Report on Form 8-K is a press release issued by Inland Residential Properties Trust, Inc. (the “Company”) on September 18, 2019 and a copy of a letter from the Company to its stockholders, dated September 18, 2019. The press release and the stockholder letter are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 7.01.

The information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Final Liquidating Distribution and Dissolution of the Company

On September 16, 2019, the Company declared a final liquidating distribution (the “Final Liquidating Distribution”) of $7.81 per share to the record holders of shares of the Company’s Class A common stock (“Class A Shares”) as of the close of business on September 16, 2019. The Final Liquidating Distribution will be paid on or about September 18, 2019. The Final Liquidating Distribution will be the final distribution made pursuant to a plan of liquidation and dissolution of the Company, including the sale of all of the Company’s assets, that was approved by the Company’s stockholders on December 18, 2018 (the “Plan of Liquidation”).

As previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2019 and April 4, 2019, respectively, the Company paid an initial liquidating distribution on January 25, 2019 and a second liquidating distribution on April 10, 2019.

All liquidating distributions made pursuant to the Plan of Liquidation, including the Final Liquidating Distribution, will be reported to each stockholder on a Form 1099-DIV for the calendar year 2019. Stockholders are advised to consult their tax advisors regarding the tax consequences of the liquidating distributions in light of his or her particular investment or tax circumstances.

The Company anticipates that promptly following the Final Liquidating Distribution, it will file its Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland, upon which the Company will be legally dissolved and all shares of the Company’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders will cease and terminate. In addition, the Company will file appropriate notification with the SEC to fully terminate its obligations under the U.S. securities laws.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may”, “can”, “would”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “seek”, “appear”, or “believe”. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, unexpected costs or unexpected liabilities; future regulatory or legislative actions that could adversely affect the Company, and other factors detailed under Risk Factors in the Company’s most recent Form 10-K for the year ended December 31, 2018 filed on March 29, 2019 with the SEC and subsequent Form 10-Qs and Form 8-Ks on file with the SEC.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 18, 2019
99.2	Letter to stockholders, dated September 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	September 18, 2019	By:	/s/ Catherine L. Lynch
		Name:	Catherine L. Lynch
		Title	Chief Financial Officer and Treasurer